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                                                                         10.11.1

                              DATED 11th JULY 1994





                                J. MARR LIMITED

                                    - and -

                          HORIZON EXPLORATION LIMITED





                      AGREEMENT to extend the Charterparty

                              of "PACIFIC HORIZON"





                                                  HILL DICKINSON DAVIS CAMPBELL
                                                      PEARL ASSURANCE HOUSE
                                                           DERBY SQUARE
                                                         LIVERPOOL L2 9XL
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THIS AGREEMENT is made the 11th day of July 1994 BETWEEN: J. MARR LIMITED
(registered number 73874 of St. Andrews Dock, Hull HU3 4PN ("the Owners") of the one part and HORIZON EXPLORATION LIMITED (registered number 2804983) of 6, Pembroke Road, Sevenoaks, Kent ("Horizon")

WHEREAS:

(1) By a charterparty dated 4th February 1981, ("the Charterparty") the Owners let by way of charter to Horizon (formerly Simon-Horizon Limited whose name at the time of entering into the Charterparty was Horizon Exploration Limited (registered number 467924) the motor vessel "PACIFIC HORIZON" formerly known as "SUB-SEA 1" (hereinafter called "the Vessel") as more fully described in the Charterparty

(2) The Charterparty was due to expire on 30th June 1993 and the parties have now agreed to extend the term of such charter for a period of ten years from 1st July 1993 (subject to termination by either party giving to the other one month's notice) in the terms following

IT IS HEREBY AGREED as follows:

1.       CLAUSE 3 of the Charterparty shall be amended to read:

                 "Owners agree to continue to let and the Charterers agree to continue to hire the Vessel for the purpose of all lawful activities associated with off-shore geophysical survey operations as Charterers shall direct for a period of ten years from 1st July 1993 unless during such period one party gives to the other at least one month's notice of its desire to determine the Charterparty whereupon such Charterparty shall cease on expiry of such notice and the Vessel shall be re-delivered in accordance with clause 36 of the Charterparty. Charterers shall not send the Vessel beyond the limits of the Limited European Trading Area as defined in the second schedule to the Merchant Shipping (Certification of Marine Engineer Officers and Licensing of Marine Engineer Operators) Regulations 1986 without Owners' consent but such consent shall not be unreasonably withheld provided Charterers agree to the rate of hire being increased from the date the vessel leaves such area to take account the anticipated increased operational costs consequent upon the Vessel trading outside such area. The Vessel shall be loaded and unloaded safely afloat in any dock or at any wharf or place or anchorage within such area (or outside such area with Owners' consent)





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                 according to the custom of the port or place as the Charterers may direct"

         The proviso shall be the same as in the clause 3 in Charterparty

2. CLAUSE 4 of the Charterparty shall be deleted and the remaining clauses re-numbered accordingly

3.       CLAUSE 5 shall be amended so as to substitute 1st July 1993 for 8th
         May 1981

4.       CLAUSE 6 shall be amended so as to read:

         (a) "Charterers shall pay for the use and hire of the vessel at the rate of L.2250 per day commencing at and from her delivery as aforesaid and continuing until the date of her re-delivery to Owners after completion of refurbishment as provided in clause 18 (as re-numbered in accordance with clause 2 hereof) except as mentioned in sub-clauses (b) and (c) hereof

         (b) On each subsequent 1st July should there be any increase in the United Kingdom Retail Prices Index ("RPI") published by H.M. Stationery Office or any official Publication substituted for it over that existing on the 1st July in the previous year then for the next ensuing 12 months period until the next following 30th June the rate per day specified in sub clause
                 (a) hereof shall be increased by the same percentage increase in the RPI. Should there be no such increase in the RPI at the relevant 3Oth June then the rate per day then prevailing shall continue for the ensuing 12 month period

         (c)     In addition to any such increase as is described in sub-clause
                 (b) hereof on each subsequent 1st July should there be any increase in insurance premium and/or mutual club call then such increase shall be added pro rata to the rate per day described in sub clause (a) as increased from time to time in accordance with sub clause (b) for the ensuing 12 month period. Such increase in premium and/or mutual club call shall be added pro rata to the said rate per day even if there is no increase under the terms of sub clause (b) hereof".

5.       CLAUSE 16 shall be deleted and substituted by the words:

                 "Charterers shall not assign the benefit of this charter or sub-let the Vessel without the written consent of, and in terms and conditions acceptable to, the Owners and the owners of the vessel"





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6.       CLAUSE 25 shall be deleted and substituted by the words:

                 "If the Vessel shall be required by charterers to be laid up in Hull the rate of hire shall be reduced by L.1000 per day when such layup exceeds 30 continuous days. Such reduced rate shall apply only upon the expiry of 7 days prior written notice received from charterers who shall be obligated to give 7 days prior written notice of remobilisation when such layup is to terminate"

7. ALL remaining clauses of the Charterparty shall stand unless impliedly amended by the above


SIGNED by                       )
                                )       /s/ [illegible signature]
for and on behalf of:           )
the Owners                      )


SIGNED by                       )
                                )       /s/ George Purdie (George Purdie)
for and on behalf of:           )
the Charterers                  )





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